EXECUTION COPY

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT (this “Amendment”) is made effective as of October 15, 2012, to that certain Employment Agreement, dated on or about July 26, 2012 (the “Employment Agreement”) by and between Emerald Oil, Inc., a Montana corporation formerly known as Voyager Oil & Gas, Inc. (the “Company”), and Karl Osterbuhr (“Employee”). Capitalized words and phrases used in this Amendment but not defined herein shall have the meanings set forth in the Employment Agreement. Employee and the Company are referred to collectively herein as the “Parties.”

R E C I T A L S:

WHEREAS, the Parties entered into the Employment Agreement on or about July 26, 2012; and

WHEREAS, the Parties wish to amend certain provisions of the Employment Agreement effective as of the date hereof.

NOW THEREFORE, the Parties hereby agree as follows:

1.      Amendment to Section 4(c) of the Employment Agreement. Section 4(c) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

(c) Intentionally Deleted.

2.      Amendment to Section 4 of the Employment Agreement. Section 4 of the Employment Agreement is hereby amended to add the following:

(e) Discretionary Bonus.  Employee shall be eligible for one or more discretionary bonuses (each, a “Discretionary Bonus”) equal to an amount and form of bonus, whether in cash, equity awards or a combination thereof, as determined by the Compensation Committee, in its discretion.  The Discretionary Bonus shall be based on the Compensation Committee’s evaluation of the condition of Company’s business, the results of operations, Employee’s individual performance for the relevant period, the satisfaction by Employee or Company of goals and milestones that may be established by the Compensation Committee, or any combination thereof, as the Compensation Committee may decide in its sole discretion.  Each Discretionary Bonus shall be paid on such date as determined by the Compensation Committee, but no later than seventy five (75) days after the end of the calendar year in which the Discretionary Bonus is approved by the Committee. Employee and the Company agree that a portion of any Discretionary Bonus may be based on the Compensation Committee’s evaluation of Employee’s and Company’s achievement of performance goals that may be established by the Compensation Committee after discussion with Employee and other executive officers of the Company.  If and to the extent that the Compensation Committee does not establish such performance goals, Employee’s Discretionary Bonus will be wholly within the discretion of the Committee.

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3.      References in the Employment Agreement. All references in the Employment Agreement to “this Agreement” shall mean the Employment Agreement as amended by this Amendment.

4.      No Other Amendments. Except as modified by this Amendment, the Employment Agreement shall remain in full force and effect. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provisions of the Employment Agreement, other than as expressly contemplated herein.

5.      Severability. If any provision of this Amendment shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

6.      Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

7.      Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment as of the date first written above.

EMERALD OIL, INC.

/s/ McAndrew Rudisill
Name: McAndrew Rudisill
Title: President

EMPLOYEE:

/s/ Karl Osterbuhr
Karl Osterbuhrl

[Employment Agreement Amendment - Osterbuhr]